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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-37865, No. 333-82933, No. 33-91194, No.
333-77417, No. 333-43391, and No. 33-59256) of infoUSA Inc. (formerly American Business Information, Inc.) of our report dated January 23, 1998, on our audit of the consolidated financial statements and financial statement schedule of infoUSA Inc. for the year ended December 31, 1997, which report is included in this Annual Report on Form 10-K.

                                                 /s/ PricewaterhouseCoopers LLP
                                                 ------------------------------
                                                 PRICEWATERHOUSECOOPERS LLP

Omaha, Nebraska
March 17, 2000